UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20529

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2004.

CAPITAL ONE FUNDING, LLC

ON BEHALF OF THE

CAPITAL ONE MASTER TRUST

(Issuer of the COMT Collateral Certificate)

AND THE

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

(Exact name of registrant as specified in its charter)

Virginia	333-75276	54-2058720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

140 East Shore Drive Room 1048 Glen Allen, Virginia	23059
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (804) 967-1000

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01.	Other Events.

Capital One Bank is the servicer for the Capital One Master Trust under the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002. Capital One Services, Inc., an affiliate of Capital One Bank, performs certain servicing functions for the Capital One Master Trust in its capacity as a sub-servicer for Capital One Bank. Effective November 8, 2004, Capital One Services, Inc. entered into a five-year services agreement with First Data Resources, Inc. Under the terms of the agreement, First Data Resources, Inc. will perform substantially all of certain production services, including statement and letter printing, card embossing, outbound mail handling and paper payment remittance processing. These services are expected to transition to First Data Resources, Inc. in stages over the course of eight months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Capital One Funding, LLC, as Beneficiary and Transferor of the Capital One Multi-asset Execution Trust and as Transferor of the Capital One Master Trust, has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

	By:	CAPITAL ONE FUNDING, LLC, as Beneficiary and Transferor of the Capital One Multi-asset Execution Trust and as Transferor of the Capital One Master Trust

December 1, 2004		By:	/s/ Jerry Hamstead
		Name:	Jerry Hamstead
		Title:	Assistant Vice President